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                              SEPARATION AGREEMENT

     This Separation Agreement (the "Agreement") is between KLA-Tencor Corporation (the "Company"), and Graham J. Siddall ("Employee").

     WHEREAS, Employee was employed by the Company;

     WHEREAS, the Company and Employee have agreed that (i) Employee's full-time employment relationship with the Company shall terminate as of the date set forth herein, (ii) Employee shall release the Company from any claims arising from or related to the full-time employment relationship, and (iii) Employee shall be engaged as a part-time employee of the Company consistent with the terms herein;

     NOW THEREFORE, in consideration of the mutual promises made herein and the benefits provided pursuant to such promises the Company and Employee (the "Parties") hereby agree as follows:

     A. Resignation. Employee hereby resigns from his full-time employment with the Company as of April 30, 1999 (the "Full-Time Employment Termination Date").

          2. Consideration. As consideration for Employee entering into this Agreement and agreeing to provide ongoing services to the Company at the same level of performance as if Employee were not resigning, the Company shall provide the following to Employee:

               (a) Payment of Salary. The Company shall continue to pay Employee all salary, wages, accrued vacation and any and all other benefits due to Employee through the Full-Time Employment Termination Date. From May 1, 1999 through June 30, 2001 Employee shall be a part-time employee of the Company providing such services as the parties mutually agree upon (the "Part-Time Period").

               (b) Part-Time Period Benefits.During the Part-Time Period, Employee shall receive his full salary, and shall be eligible to participate in the Company's 401(k) Plan (without Company match), the Executive Deferred Savings Plan and the Company's medical, disability and life insurance plans for so long as Employee does not work for a non-Competitor. "Full salary" shall be deemed to be that amount paid to Employee prior to the 10% reduction instituted by the Company during fiscal 1999.

               (c) Bonus Payments. During the Part-Time Period Employee shall be eligible to receive bonuses as determined by the Board of Directors. The Company shall have the obligation to pay any and all bonuses referred to in this Agreement only at the same time as bonuses are normally paid to senior management of the Company and contingent in each case upon the Company's payment of bonuses to senior officers of the Company in such





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fiscal year. Employee shall be entitled to receive a full bonus for each of the
Company's fiscal years ended June 30, 1999 and June 30, 2000 and for 83% of a full bonus for the fiscal year ended June 30, 2001. The bonus amount shall be determined using a combination of individual and Company objectives and assuming that Employee has achieved 100% of his individual bonus objectives in distinction to Company objectives which shall be based upon actual Company performance for such fiscal year. Bonuses shall only be payable so long as Employee does not work for a non-Competitor.

               (d) Stock Option Vesting. During the Part-Time Period, Employee's stock options granted on or before April 30, 1997 shall continue to vest as set forth in the applicable stock option agreements pursuant to which options were granted. Upon termination of the Part-Time Period, Employee shall be entitled to exercise those vested options pursuant to the terms of the applicable stock option agreements.

               (e) No Other Benefits. Except as other specifically provided herein, Employee agrees that all employee benefits shall cease as of the Full-Time Employment Termination Date.

               (f) Non-competition; Non-Solicitation. Payment of all benefits hereunder, including the continued vesting of stock options, shall be contingent on Employee not working for a "Competitor" of the Company. For purposes of this Agreement, a "Competitor" shall include ADE, Applied Materials, Bio-Rad, Electroglas, Estek , FEI, Hermes Microvision, Hitachi, Holon, Horiba, Inspex, IVS, JEOL, Lasertec, Leica, Nanometrics, NEC, Nikon, n&k Technology, OSI, Park Scientific, PDF Solutions, QC Optics, Rudolph Technologies, Schlumberger, Sopra, Technical Instruments, Therma-Wave, TKK, TSK, Topcon, Topometrix, Toshiba, Veeco, Wyko and Zygo. Further, payment of all benefits hereunder also be contingent on Employee not soliciting for hire any employees of the Company for a period of two years from the Full-Time Employment Termination Date.

          3. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of Employee and his heirs, executors and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, stockholders, administrators, predecessor, subsidiary and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation,

               (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;



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               (b)  any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

               (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

               (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

               (f) ANY RIGHTS HE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 ("ADEA"). EMPLOYEE FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THIS WRITING THAT (I) HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (II) HE HAS AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; (III) HE HAS AT LEAST SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT BY THE PARTIES TO REVOKE THE AGREEMENT; AND (IV) THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE REVOCATION PERIOD HAS EXPIRED; AND

               (g)  any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

          4. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he or she is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon.

          5. No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to



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be (a) an admission of the truth or falsity of any claims heretofore made or (b)
an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

          6. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

          7.   Arbitration and Equitable Relief.

               (a) The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

               (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The parties hereto hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

               (c) The Company and Employee shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses.

               (d) THE PARTIES HERETO HAVE READ AND UNDERSTAND SECTION 8, WHICH DISCUSSES ARBITRATION. THE PARTIES HERETO UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THEIR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:



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                    (i)   ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                    (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq; AND

                    (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

          8. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.

          9. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

          10. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          11. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and compensation from the Company.



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          12.  No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer or Chairman of the Board of the Company.

          13. Effective Date. This Agreement is effective seven days after it has been signed by both parties.

          14. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

          15. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

               (a)  They have read this Agreement;

               (a) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (a) They understand the terms and consequences of this Agreement and of the releases it contains;

               (a) They are fully aware of the legal and binding effect of this Agreement.


KLA-TENCOR CORPORATION                     EMPLOYEE


By: /s/ Kenneth Levy                       By: /s/ Graham J. Siddall
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